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                                                Exhibit 3(b)

     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

                                April 25, 2000

Board of Directors
GE Life and Annuity Assurance
  Company
6610 West Broad Street
Richmond, VA 23230

                   Re: GE Life & Annuity Separate Account II
                       -------------------------------------

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by
GE Life & Annuity Separate Account II for certain variable life insurance contracts (File No. 333-82311). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Stephen E. Roth
                                            ----------------------
                                            Stephen E. Roth